United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported): July 21, 2003



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




  State of Incorporation                     IRS Employer Identification No.
          Delaware                                     06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item  9 - Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On July 21, 2003, the registrant issued a press release setting forth its second quarter 2003 earnings. A copy of its press release is attached hereto as Exhibit
99.1 and hereby incorporated by reference.


                                   Signatures
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PITNEY BOWES INC.
July 21, 2003





                                /s/ B.P. Nolop
                                ----------------------------------------------
                                B.P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)





                                /s/ J.R. Catapano
                                ----------------------------------------------
                                J.R. Catapano
                                Controller
                                (Principal Accounting Officer)

                               Index to Exhibit


Exhibit                Description
-------    --------------------------------------------------------------
   99.1    Press release, dated July 21, 2003.

                                                                   EXHIBIT 99.1
                                                                   ------------

PITNEY BOWES RESULTS ON TRACK FOR SECOND QUARTER 2003
-----------------------------------------------------

          o Revenue Growth of 5%
          o Cash from Operations of $209 Million
          o 1.0 Million Shares Repurchased

STAMFORD, Conn., July 21, 2003 - Pitney Bowes Inc. (NYSE: PBI) today announced second quarter 2003 revenue and earnings performance in line with previous guidance. Commenting on the quarter, Chairman and CEO Michael J. Critelli said, "Our financial results met our expectations and were on target with previous guidance. During the quarter, we continued to make progress and are on track with our strategic imperatives to enhance our core businesses, streamline our infrastructure and execute our growth strategies."
         Revenue for the quarter grew five percent to $1.13 billion and net income was $118.9 million or $.50 per diluted share. Excluding an after-tax charge of approximately $21 million, or $.09 per diluted share, as part of a previously announced restructuring program, second quarter diluted earnings per share were $.59. In January this year, the company announced that it would take actions to execute long-term growth strategies, and as a result, expected to record approximately $100 million of after-tax charges over the next two years. Including this quarter's charge, the company has taken a total of approximately $34 million in after-tax charges for this program thus far in 2003. Consistent with its previously announced strategy to exit large-ticket, non-core financing activity, the company's second quarter 2003 earnings per share included $.04 per diluted share from non-core Capital Services operations compared to $.06 per diluted share in the second quarter of 2002.

         The company also generated $209 million in cash from operations during the quarter. Subtracting $70 million in capital expenditures and excluding $11 million in payments associated with the restructuring program, free cash flow was $150 million during the quarter. The company repurchased 1.0 million of its shares during the quarter for $40 million, leaving $210 million of authorization for future share repurchases in 2003 and 2004.
         In the Global Mailing Segment revenue increased seven percent and operating profit increased five percent. The company achieved these results while increasing research and development spending for the next generation of low-end digital meters, and incurring incremental costs to integrate new PSI Group processing sites. Customer acceptance of the new digital mailing systems and their unique value added services continued to be positive. However, business and economic uncertainty caused some delayed decision making among U.S. customers to consider equipment upgrades or the purchase of new high-end systems.
         Non-U.S. revenue within the segment grew at a double-digit rate primarily as a result of favorable foreign currency exchange rates. On a local currency basis Canada again had good revenue and operating profit growth driven by placements of new digital meter systems and high-end production mail systems. France also experienced another quarter of strong revenue and operating profit growth on a local currency basis due to the integration and success of the Secap organization. Some of Europe experienced declining revenue in local currency due to weak economic conditions. Japan and Australia also experienced declining revenue due to economic conditions.
         The Enterprise Solutions Segment includes Pitney Bowes Management Services (PBMS) and Document Messaging Technologies (DMT). The segment reported four percent revenue growth while operating profit declined 27 percent versus the prior year.
         PBMS reported revenue growth of five percent to $252 million when compared to the prior year, while operating profit declined 26 percent. PBMS improved its operating profit margin from the previous quarter through general and administrative expense reductions and ongoing diversification into other market segments such as federal and state governments. For example, the contract that the company signed to provide mail and document management services to a division of the Department of Justice during the quarter demonstrates the strategic diversification of the management services customer base.

         DMT reported revenue of $58 million for the quarter, an increase of one percent from the prior year, with a decline in operating profit. Continued slow placements of high margin equipment and an increase in lower margin service revenue contributed to the decline in operating profit during the quarter. However, compared to first quarter 2003, the operating profit margin improved and customer demand for DMT solutions appears to be increasing.
         Total Messaging Solutions, the combined results of the Global Mailing and Enterprise Solutions segments, showed a six percent increase in revenue and a two percent increase in operating profit.
         In the Capital Services Segment, revenue for the quarter declined 17 percent and operating profit decreased 11 percent. These results are consistent with the company's previously announced decision to cease the origination of large-ticket, structured, third party financing of non-core assets. Excluding the positive impact of lower interest expense, the earnings before interest and taxes (EBIT) declined by 18 percent compared to prior year. During the quarter, the company liquidated approximately $71 million of its assets held for sale, and continued to pursue the sale of other non-core lease assets on an economically advantageous basis, which resulted in the sale of an additional $52 million of assets from the portfolio during the quarter.
         The company expects year-over-year revenue growth for the third quarter and the full year 2003 to be in the range of two to four percent. The company is still finalizing future plans related to previously announced restructuring initiatives, a portion of which will be recorded in the third quarter of 2003. Therefore, earnings guidance is provided excluding the impact of these charges and the impact of any new accounting standards. Diluted earnings per share are expected to be in the range of $.61 to $.63 for the third quarter 2003 and the company is reaffirming previous full year guidance.
           In year-over-year comparisons, second quarter 2003 revenue included $327.8 million from sales of equipment and supplies, flat with the prior year; $211.4 million from rentals, up four percent; $135.9 million from core financing, up four percent; $26.6 million from non-core financing down 25 percent; $279.3 million from business services, up 16 percent; and $152.8 million from support services, up seven percent. Net income for the quarter was $118.9 million, or $.50 per diluted share, down 17 percent compared to the second quarter of 2002. Included in net income for the period was a $32 million pre-tax restructuring charge. Excluding the after tax impact of this charge, net income was $139.4 million and diluted earnings per share were $.59 in the second quarter of 2003, equal to the prior year.

         For the six-month period ended June 30, 2003, total revenue was $2.22 billion, up four percent compared to 2002. Included in total revenue was $618.7 million from sales of equipment and supplies, down two percent; $425.7 million from rentals, up four percent; $270.3 million from core financing, up four percent; $56.4 million from non-core financing down 21 percent; $551.9 million from business services, up 16 percent; and $301.7 million from support services, up seven percent. Net income for the period was $232.8 million or $0.98 per diluted share down 15 percent compared to 2002. Included in net income for the period was $53 million in pre-tax restructuring charges. Excluding the after tax impact of these charges, net income was $266.9 million and diluted earnings per share were $1.13, an increase of one percent versus the prior year.
         Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 5:00 p.m. EDT. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at www.investorrelations.pitneybowes.com.
-------------------------------------
         Pitney Bowes engineers the flow of communication. The company is a $4.4 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com
                                            -------------------


         Pitney Bowes has presented in this earnings release net income and diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis.
         Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the Company's results of operations. In general, results are adjusted to exclude the impact of special items of a non-recurring nature, such as restructuring charges and write downs of assets, which materially impact the comparability of the Company's results of operations. The adjusted financial information and certain financial measures such as EBIT are intended to be more indicative of the ongoing operations and economic results of the Company.

         This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with generally accepted accounting principles (GAAP). Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.
         Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the Company's web site www.pitneybowes.com
                                                            -------------------
in the Investor Relations section.

         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the third quarter and full year 2003, and our expected diluted earnings per share for the third quarter and for the full year 2003. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2002 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

================================================================================
Note: Consolidated statements of income for the three and six months ended June 30, 2003 and 2002, and consolidated balance sheets at June 30, 2003, March 31, 2003, and June 30, 2002, are attached.

                                                   Pitney Bowes Inc.
                                          Consolidated Statements of Income
                                                     (Unaudited)
                                                     -----------

(Dollars in thousands, except per share data)

                                                     Three Months Ended June 30,           Six Months Ended June 30,
                                                    ----------------------------    --------------------------------
                                                            2003            2002             2003               2002
                                                    ------------    ------------    -------------    ---------------
Revenue from:
   Sales                                            $    327,804    $    327,466    $     618,654    $       634,268
   Rentals                                               211,403         203,874          425,704            407,657
   Core financing                                        135,931         130,264          270,292            260,965
   Non-core financing                                     26,649          35,328           56,405             70,996
   Business services                                     279,300         241,222          551,920            475,619
   Support services                                      152,791         143,171          301,712            281,328
                                                    ------------    ------------    -------------    ---------------

          Total revenue                                1,133,878       1,081,325        2,224,687          2,130,833
                                                    ------------    ------------    -------------    ---------------

Costs and expenses:
   Cost of sales                                         147,549         145,948          287,476            292,367
   Cost of rentals                                        43,792          43,148           85,400             86,253
   Cost of core financing                                 36,804          36,156           71,997             72,642
   Cost of non-core financing                              8,973          10,701           20,240             21,777
   Cost of business services                             229,529         193,706          452,322            381,557
   Cost of support services                               80,863          73,226          159,162            144,829
   Selling, general and administrative                   302,123         288,704          597,273            573,769
   Research and development                               39,008          36,095           74,759             70,164
   Restructuring charge                                   32,091               -           53,356                  -
   Interest, net                                          40,178          45,327           83,459             90,625
                                                    ------------    ------------    -------------    ---------------

          Total costs and expenses                       960,910         873,011        1,885,444          1,733,983
                                                    ------------    ------------    -------------    ---------------

Income before income taxes                               172,968         208,314          339,243            396,850

Provision for income taxes                                54,072          65,211          106,444            124,230
                                                    ------------    ------------    -------------    ---------------

Net income                                          $    118,896    $    143,103    $     232,799    $       272,620
                                                    ============    ============    =============    ===============

Basic earnings per share
   Net income                                       $       0.51    $       0.60    $        0.99    $          1.13
      Restructuring charge                                  0.09               -             0.15                  -
                                                    ------------    ------------    -------------    ---------------

   Net income excluding restructuring charge        $       0.60    $       0.60    $        1.14    $          1.13
                                                    ============    ============    =============    ===============

Diluted earnings per share
   Net income                                       $       0.50    $       0.59    $        0.98    $          1.12
      Restructuring charge                                  0.09               -             0.14                  -
                                                    ------------    ------------    -------------    ---------------

   Net income excluding restructuring charge        $       0.59    $       0.59    $        1.13    $          1.12
                                                    ============    ============    =============    ===============

Average common and potential common
   shares outstanding                                236,136,087     242,968,251      236,421,147        243,733,950
                                                    ============    ============    =============    ===============

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.


                                                          Pitney Bowes Inc.
                                                     Consolidated Balance Sheets
                                                             (Unaudited)
                                                             -----------

(Dollars in thousands, except per share data)

Assets                                                                   6/30/03               3/31/03               6/30/02
------                                                             -------------         -------------         -------------
Current assets:

    Cash and cash equivalents                                      $     358,167         $     375,653         $     240,643
    Short-term investments, at cost which
        approximates market                                                7,464                 8,411                11,946
    Accounts receivable, less allowances:
        6/03  $37,560   3/03  $37,191   6/02  $33,392                    417,157               428,340               414,322
    Finance receivables, less allowances:
        6/03  $65,939   3/03  $70,538   6/02  $66,991                  1,388,248             1,433,848             1,622,835
    Inventories                                                          231,425               230,009               193,533
    Other current assets and prepayments                                 192,679               179,347               161,117
                                                                   -------------         -------------         -------------

          Total current assets                                         2,595,140             2,655,608             2,644,396
                                                                   -------------         -------------         -------------

Property, plant and equipment, net                                       647,682               638,152               554,489
Rental equipment and related inventories, net                            426,996               421,841               450,508
Property leased under capital leases, net                                  2,245                 2,057                 1,006
Long-term finance receivables, less allowances:
        6/03  $77,131   3/03  $80,839   6/02  $66,143                  1,637,674             1,651,509             1,780,539
Investment in leveraged leases                                         1,542,640             1,530,720             1,388,732
Goodwill                                                                 911,347               892,096               668,552
Other assets                                                           1,108,596             1,056,956               818,336
                                                                   -------------         -------------         -------------

Total assets                                                       $   8,872,320         $   8,848,939         $   8,306,558
                                                                   =============         =============         =============

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
    Accounts payable and accrued liabilities                       $   1,319,719         $   1,280,359         $   1,280,707
    Income taxes payable                                                 170,863               155,301               237,225
    Notes payable and current portion of
        long-term obligations                                            582,203             1,533,078             1,459,165
    Advance billings                                                     373,697               375,799               339,587
                                                                   -------------         -------------         -------------

          Total current liabilities                                    2,446,482             3,344,537             3,316,684
                                                                   -------------         -------------         -------------

Deferred taxes on income                                               1,556,269             1,522,996             1,284,301
Long-term debt                                                         3,240,110             2,422,424             2,129,027
Other noncurrent liabilities                                             349,487               353,373               353,638
                                                                   -------------         -------------         -------------

          Total liabilities                                            7,592,348             7,643,330             7,083,650
                                                                   -------------         -------------         -------------

Preferred stockholders' equity in a
    subsidiary company                                                   310,000               310,000               310,000

Stockholders' equity:
    Cumulative preferred stock, $50 par value,
        4% convertible                                                        19                    24                    24
    Cumulative preference stock, no par value,
        $2.12 convertible                                                  1,368                 1,417                 1,539
    Common stock, $1 par value                                           323,338               323,338               323,338
    Capital in excess of par value                                             -                     -                   960
    Retained earnings                                                  3,930,970             3,889,447             3,788,916
    Accumulated other comprehensive income                               (40,474)              (81,736)             (132,796)
    Treasury stock, at cost                                           (3,245,249)           (3,236,881)           (3,069,073)
                                                                   -------------         -------------         -------------

          Total stockholders' equity                                     969,972               895,609               912,908
                                                                   -------------         -------------         -------------

Total liabilities and stockholders' equity                         $   8,872,320         $   8,848,939         $   8,306,558
                                                                   =============         =============         =============

                                              Pitney Bowes Inc.
                                         Revenue and Operating Profit
                                             By Business Segment
                                                June 30, 2003
                                                 (Unaudited)

(Dollars in thousands)
                                                                                            %
                                                           2003             2002         Change
                                                   ------------      -----------       --------
Second Quarter
--------------
     Revenue
     -------

     Global Mailing                                $    785,885      $   737,203             7%
     Enterprise Solutions                               310,641          299,131             4%

                                                   ------------      -----------       --------
        Total Messaging Solutions                     1,096,526        1,036,334             6%
                                                   ------------      -----------       --------

     Non-core                                            26,649           35,328           (25%)
     Core                                                10,703            9,663            11%
                                                   ------------      -----------       --------
     Capital Services                                    37,352           44,991           (17%)
                                                   ------------      -----------       --------

     Total Revenue                                 $  1,133,878      $ 1,081,325             5%
                                                   ============      ===========       ========

     Operating Profit (1)
     --------------------

     Global Mailing                                $    236,094      $   225,087             5%
     Enterprise Solutions                                16,309           22,354           (27%)

                                                   ------------      -----------       --------
        Total Messaging Solutions                       252,403          247,441             2%
                                                   ------------      -----------       --------

     Non-core                                            12,331           16,123           (24%)
     Core                                                 5,427            3,736            45%
                                                   ------------      -----------       --------
     Capital Services                                    17,758           19,859           (11%)
                                                   ------------      -----------       --------

     Total Operating Profit                             270,161          267,300             1%

     Unallocated amounts:
        Net interest (corporate interest expense,
          net of intercompany transactions)             (26,362)         (22,914)
        Corporate expense                               (38,740)         (36,072)
        Restructuring charge                            (32,091)               -
                                                   ------------      -----------

     Income before income taxes                    $    172,968      $   208,314
                                                   ============      ===========

(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.

                                              Pitney Bowes Inc.
                                         Revenue and Operating Profit
                                             By Business Segment
                                                June 30, 2003
                                                 (Unaudited)

(Dollars in thousands)
                                                                                            %
                                                            2003             2002         Change
                                                    ------------      -----------       --------
Year to Date
------------

     Revenue
     -------

     Global Mailing                                 $  1,533,826      $ 1,449,294              6%
     Enterprise Solutions                                613,850          590,521              4%

                                                    ------------      -----------       ---------
        Total Messaging Solutions                      2,147,676        2,039,815              5%
                                                    ------------      -----------       ---------

     Non-core                                             56,405           70,996            (21%)
     Core                                                 20,606           20,022              3%
                                                    ------------      -----------       ---------
     Capital Services                                     77,011           91,018            (15%)
                                                    ------------      -----------       ---------

     Total Revenue                                  $  2,224,687      $ 2,130,833              4%
                                                    ============      ===========       =========

     Operating Profit (1)
     --------------------

     Global Mailing                                 $    456,671      $   426,668              7%
     Enterprise Solutions                                 27,673           39,935            (31%)

                                                    ------------      -----------       ---------
        Total Messaging Solutions                        484,344          466,603              4%
                                                    ------------      -----------       ---------

     Non-core                                             24,356           31,503            (23%)
     Core                                                 10,498            8,063             30%
                                                    ------------      -----------       ---------
     Capital Services                                     34,854           39,566            (12%)
                                                    ------------      -----------       ---------

     Total Operating Profit                              519,198          506,169              3%

     Unallocated amounts:
        Net interest (corporate interest expense,
          net of intercompany transactions)              (52,555)         (43,159)
        Corporate expense                                (74,044)         (66,160)
        Restructuring charge                             (53,356)               -
                                                    ------------      -----------

     Income before income taxes                     $    339,243      $   396,850
                                                    ============      ===========

(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.

                                              Pitney Bowes Inc.
                     Reconciliation of Reported Consolidated Results to Adjusted Results
                                                 (Unaudited)


(Dollars in thousands, except per share amounts)

                                                              Three months ended        Six months ended
                                                                   June 30, 2003           June 30, 2003
                                                              ------------------      ------------------
GAAP income before income taxes, as reported                  $          172,968      $          339,243
    Restructuring charge                                                  32,091                  53,356
                                                              ------------------      ------------------
Income before income taxes, as adjusted                                  205,059                 392,599
Provision for income taxes, as adjusted                                   65,625                 125,652
                                                             -------------------      ------------------
Net income, as adjusted                                      $           139,434      $          266,947
                                                             ===================      ==================


GAAP diluted earnings per share, as reported                 $              0.50      $             0.98
    Restructuring charge                                                    0.09                    0.14
                                                             -------------------      ------------------
Diluted earnings per share, as adjusted                      $              0.59      $             1.13
                                                             ===================      ==================


GAAP net cash provided by operating activities,
  as reported                                                $           208,988      $          425,836
     Net investment in fixed assets                                      (70,013)               (138,355)
                                                             -------------------      ------------------
Free cash flow                                                           138,975                 287,481
     Payments related to restructuring charge                             10,887                  23,722
                                                             -------------------      ------------------
Free cash flow excluding restructuring payments              $           149,862      $          311,203
                                                             ===================      ==================


                                                              Three months ended      Three months ended
                                                                   June 30, 2003           June 30, 2002
                                                             -------------------      ------------------

GAAP Capital Services operating profit, as reported          $            17,758      $           19,859
     Capital Services interest expense                                     7,333                  10,591
                                                             -------------------      ------------------
Earnings before interest and taxes (EBIT)                    $            25,091      $           30,450
                                                             ===================      ==================

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.